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EXHIBIT 1.2

$495,000,000
6.25% Notes due 2032

        I, G.D.A. Bacon, Group Treasurer of Vodafone Group Plc (the "Company"), pursuant to resolutions duly adopted by the Board of Directors of the Company on May 21, 2002 (as modified on July 30, 2002) whereby, inter alia, certain officers of the Company were authorised to approve on behalf of the Company those terms of the issue of U.S.$495,000,000 aggregate principal amount of its 6.25% Notes due 2032 (the "Securities") issued by the Company, and resolutions of such officers duly adopted on November 19, 2002, HEREBY APPROVE AND CONFIRM the following such terms:

Title of Securities:	6.25% Notes due 2032
Issue Price:	99.972%
Issue Date:	November 26, 2002
Principal Amount of Securities:	U.S.$495,000,000
Form of Securities:
The Securities will be issued in fully registered form and will be represented by a Global Security which will be registered in the name of The Depository Trust Company's nominee, Cede & Co., and executed and delivered in substantially the form attached hereto as Exhibit A.
Maturity:	November 30, 2032
Interest Rate:	6.25%
Place of Payment, Paying Agent:	Citibank, N.A. Corporate Agency & Trust 111 Wall Street 14th Floor New York, NY 10043
Notices and Demands to Company:	Vodafone Group Plc The Courtyard 2-4 London Road Newbury, Berkshire RG14 1JX, England
Or
CT Corporation System 111 8th Avenue 13th Floor New York, NY 10011
Redemption Provisions:	Optional, in whole or in part, at the option of the Company, at any time in accordance with the redemption provisions set out in the form of the note attached hereto as Exhibit A.

Other Term of the Securities:
The other terms of the Securities shall be substantially as set forth in the Indenture dated February 10, 2000, the Base Prospectus dated November 30, 2000 (the "Base Prospectus") and the Prospectus Supplement dated November 19, 2002 (the "Prospectus Supplement") relating to the Securities and the form of the note attached hereto as Exhibit A.
Dated: November 26, 2002
/s/ G.D.A. BACON Name: G.D.A. Bacon Title: Group Treasurer

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  EXHIBIT 1.2